                                                                   EXHIBIT 10.10

                          [FIRST PROMISSORY NOTE LOGO]

  PRINCIPAL      LOAN DATE      MATURITY    LOAN NO.   CALL/COLL             OFFICER
$2,500,050.00    03-13-2002    03-15-2003    656139      4A/31     ACCOUNT     RCB     INITIALS
-------------    ----------    ----------   --------   ---------   -------   -------   --------

   References in this shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing **** has been omitted due to text length limitations.


BORROWER:   WESTECH CAPITAL CORP. (TIN: 13-367771G)     LENDER:   FIRST UNITED BANK
            2700 VIA FORTUNE SUITE 400                            LUBBOCK SOUTHWEST BRANCH
            AUSTIN, TX 76740                                      6604 FRANKFORD
                                                                  LUBBOCK, TX 79424
-------------------------------------------------------------------------------------------
PRINCIPAL AMOUNT:  $2,500,050.00     INTEREST RATE: 5.500%     DATE OF NOTE: MARCH 13, 2002

PROMISE TO PAY, WESTECH CAPITAL CORP. ("Borrower") promises to pay to First United Bank ("Lender"), or in order, in lawful money of the United States of America, the principal amount of two million five hundred thousand fifty & 00/100 dollars ($2,500,000), together with interest at the rate of 5.500% per annum on the unpaid principal balance from March 13, 2002, until maturity. The interest rate will not increase above 18.000%.

PAYMENT. Borrower will pay this loan on demand. Payment in full is due immediately upon Lender's demand. If no demand is made, Borrower will pay this loan in one principal payment of $2,500,050.00 plus interest on March 15, 2003. This payment due on March 15, 2003, will be for all principal and all accrued interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning April 19, 2002, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal and any remaining amount to any unpaid collection costs. The annual interest rate for this Note is computed on a 365/260 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

MAXIMUM INTEREST RATE. Under no circumstances will the interest rate on this Note exceed (except for any higher default rate shown below) the lesser of 18.000% per annum or the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Prepayment in full shall consist of payment of the remaining unpaid principal balances together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under the Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the line principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without response", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations as full satisfaction of a disputed amount must be mailed or delivered to: First United Bank, Lubbock Southwest Branch, 6604 Frankford, Lubbock, TX 79424.

POST MATURITY RATE. The Post Maturity Rate on this Note is 18.000% per annum. Borrower will pay interest on all sums due after that final maturity, whether by acceleration of otherwise, at that rate.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

     PAYMENT DEFAULT: Borrower fails to make any payment when due under this Note.

     OTHER DEFAULTS: Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

     FALSE SHIPMENTS. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note of the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time therefor.

     INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

     EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

     CHANGE IN OWNERSHIP. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

     ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

     INSECURITY. Lender in good faith believes itself insecure.

     CURE PROVISIONS. If any default, other than a default in payment is curable. It may be cured (and no event of Default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS' FEES: EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs, lawful fees for filing, recording, releasing to any public office any instrument securing this Note; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transforming a certificate of title to any motor vehicle offered as security for this Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF TEXAS. THIS NOTE HAS BEEN ACCEPTED BY LENDER IN THE STATE OF TEXAS.

CHOICE OF VENUE. If there is a lawsuit, and if the transaction evidenced by this Note occurred in Lubbock County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Lubbock County, State of Texas.

                                PROMISSORY NOTE
                                  (CONTINUED)

LOAN NO. 656139                                                           PAGE 2
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     RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law in charge or setoff all sums owing on the indebtedness against any and all such accounts.

     COLLATERAL. Borrower acknowledges this Note is acquired by FUB CD#600015603 in the Name of Tejas Securities Group, Inc.

     PURPOSE. To pay A/B to Tejas Securities Group, Inc.

     SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's hours, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

     NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: FIRST UNITED BANK P.O. Box 16500 Lubbock, TX 79490.

     GENERAL PROVISIONS. This note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. NOTICE: Under no circumstances (and notwithstanding any other provisions of this Note) shall the interest charged, collected, or contracted for on this Note exceed the maximum rate permitted by law. The term "maximum rate permitted by law" as used in this Note means the greater of (a) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (h) the higher, as of the date of this Note, of the "Weekly Ceiling" or the "Quarterly Ceiling" as referred to in Sections 303.002, 303.003 and 303.006 of the Texas Finance Code. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise Accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the ratio or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly signed in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

     PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

     BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

     BORROWER:



     WESTECH CAPITAL CORP.

     By:  /s/ JOHN GERMAN
          ---------------------------------------
          John German, Chairman & CEO of WESTECH
          CAPITAL CORP.


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